As Filed With The Securities And Exchange Commission On March 11, 2003.
                                         Registration Statement No. 333-101904
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                          AMENDMENT NO. 1 TO FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                  GOLDMAN SACHS ASSET BACKED SECURITIES CORP.
            (Exact name of registrant as specified in its charter)

             Delaware                                       02-0678069
   (State or other jurisdiction                          (I.R.S. employer
of incorporation or organization)                     identification number)

                                85 Broad Street
                           New York, New York 10004
                                (212) 902-1000
         (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)
                              SAMUEL RAMOS, ESQ.
                                85 Broad Street
                           New York, New York 10004
                                (212) 902-1000
    (Name, address, including zip code, and telephone number, of agent for service of process)
                          --------------------------

                                   Copy To:
                           Richard F. Kadlick, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                              New York, NY 10036
                          --------------------------

       Approximate Date Of Commencement Of Proposed Sale To The Public:
    From Time To Time After This Registration Statement Becomes Effective.
                          --------------------------

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                                     CALCULATION OF REGISTRATION FEE CHART
============================================================================================================================
    Title Of Each Class Of                    Amount To Be                Proposed Maximum                Amount Of
 Securities To Be Registered                 Registered (1)         Aggregate Offering Price (1)     Registration Fee (2)
----------------------------------------------------------------------------------------------------------------------------

Notes and/or Certificates                   $5,000,000,000                $5,000,000,000                $ 404,511.10

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(a).
(2) A fee in the amount of $92 has previously been paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                               EXPLANATORY NOTE


This Pre-Effective Amendment No. 1 to the Registration Statement for file no. 333-101904 on Form S-3, which is referred to in this document as the Registration Statement, is being filed: (i) to increase the amount of securities to be registered as well as the maximum offering price of the registered securities; (ii) to provide the Internal Revenue Service employer identification number for Goldman Sachs Asset Backed Securities Corp.; and
(iii) for the purpose of increasing the expenses of issuance and distribution which is required in Item 14 of this Registration Statement. The increased amount of securities to be registered, the maximum offering price of the registered securities, the Internal Revenue Service employer identification number, and the expenses of issuance and distribution were not included in the Registration Statement that was filed on December 17, 2002.


                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

SEC Registration Fee...........................................    $404,511.10
Printing and Engraving Expenses................................        20,000*
Trustee Fees and Expenses......................................        85,000*
Legal Fees and Expenses........................................       280,000*
Blue Sky Fees and Expenses.....................................         4,000*
Accounting Fees and Expenses...................................        70,000*
Rating Agency Fees.............................................       255,000*
Miscellaneous Fees and Expenses................................        40,000*
         Total Expenses........................................ $ 1,158,511.10*
                                                                ==============

* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of a Series of Securities in aggregate principal amount assumed for these purposes to be equal to $500,000,000 of Securities registered hereby.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 7 of the form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

         The Registrant's By-Laws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

         The Pooling and Servicing Agreements, Trust Agreements and Indentures may provide that no director, officer, employee or agent or the Registrant is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. Such agreements may provide further that, with the exemptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expenses incurred in connection with legal actions relating to such agreement and the related Securities, other than such expenses relating to particular mortgage loans.



ITEM 16. EXHIBITS

1.1        Form of Underwriting Agreement.*

3.1        Certificate of Incorporation of Goldman Sachs Asset Backed
           Securities Corp.*

3.2        By-laws of Goldman Sachs Asset Backed Securities Corp.*

4.1.1      Form of Indenture. (Owner Trust, Fixed Rate Notes, Vehicle
           Receivables)*

4.1.2      Form of Indenture. (Owner Trust, Fixed Rate Notes, Vehicle
           Securities)*

4.1.3      Form of Indenture (Dealer Floorplan Securities)*

4.1.4 Form of Indenture between the Trust and the Indenture Trustee (Owner Trust, Student Loan Securities)*

4.1.5 Form of Indenture between the Trust and the Indenture Trustee (Owner Trust, Equipment Securities)*

4.2.1 Form of Pooling and Servicing Agreement. (Grantor Trust, Fixed Rate Certificates, Vehicle Receivables)*

4.2.2      Form of Trust Sale and Servicing Agreement (Dealer Floorplan
           Securities)*

4.2.3 Form of Standard Terms and Conditions of Pooling and Servicing Agreement (Grantor Trust/REMIC, Fixed/Floating Rate Certificates, Manufactured Housing Contracts)*

4.2.4 Form of Standard Terms and Conditions of Pooling and Servicing Agreement (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*

4.2.5 Form of Standard Terms and Conditions of Pooling and Servicing and Reference Agreement (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*

4.2.6 Form of Pooling and Servicing Agreement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*

4.2.7 Form of Loan Sale Agreement among the Seller, the Depositor, the Trust and the Eligible Lender Trustee (Student Loan)*

4.2.8 Form of Servicing Agreement among the Servicer, the Trust and the Eligible Lender Trustee (Student Loan)*

4.2.9 Form of Administration Agreement among the Trust, the Indenture Trustee and the Administrator (Student Loan)*

4.2.10     Form of Pooling and Servicing Agreement. (Equipment)*

4.2.11     Form of Pooling and Servicing Agreement (Dealer Floorplan
           Securities)*

4.2.12     Form of Pooling and Servicing Agreement (Credit Card Securities)*

4.3.1      Form of Administration Agreement (Dealer Floorplan Securities)*

4.3.2 Form of Reference Agreement. (Grantor Trust, Fixed Rate Certificates, Manufactured Housing Contracts)*

4.3.3 Form of Reference Agreement. (Grantor Trust/REMIC, Fixed Rate/Interest Only Certificates, Manufactured Housing Contracts)*

4.3.4 Form of Reference Agreement. (Grantor Trust, Fixed Rate Certificates, Mortgage Loans)*

4.3.5 Form of Reference Agreement. (Grantor Trust/REMIC, Fixed Rate Certificates, Mortgage Loans)*

4.3.6 Form of Reference Agreement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*

4.4.1      Form of Trust Agreement. (Owner Trust, Vehicle Receivables)*

4.4.2      Form of Trust Agreement. (Owner Trust, Vehicle Securities)*

4.4.3      Form of Trust Agreement. (Grantor Trust, Vehicle Securities)*

4.4.4      Form of Trust Agreement (Dealer Floorplan Securities)*

4.4.5 Form of Deposit Trust Agreement. (Grantor Trust, Fixed Rate/Interest Only Certificates, Mortgage Certificates)*

4.4.6 Form of Trust Agreement among the Depositor, the Seller and the Eligible Lender Trustee (Owner Trust, Student Loan Securities)*

4.4.7 Form of Trust Agreement among the Depositor, the Seller and the Trustee (Owner Trust, Equipment Securities)*

4.4.8      Form of Trust Agreement (Credit Card Securities)*

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to securities offered*

8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters*

10.1.1     Form of Receivables Purchase Agreement (Vehicle Loan Receivables)*

10.1.2     Form of Master Seller's Warranty and Servicing Agreement (Mortgage
           Loans)*

10.2.1 Form of Sale and Servicing Agreement (Owner Trust, Vehicle Loan Receivables)*

23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP.(included in Exhibits 5.1 and 8.1)*

24.1 Powers of Attorney of Directors and Officers of Goldman Sachs Asset Backed Securities Corp. (included in the signature pages to this Registration Statement)*

25.1       Statement of Eligibility and Qualification of Indenture Trustee*

* - Previously filed

ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

4. For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. To provide to the Underwriters at the closing specified in the Underwriting Agreement Certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

6. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

7. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Asset Backed Securities Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, it believes that the securities rating requirement for use of Form S-3 will be met by the time of sale of the securities and it has duly caused this Amendment Number 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New York on March 11, 2003.


                                    GOLDMAN SACHS ASSET BACKED SECURITIES CORP.


                                    By: /s/ Daniel L. Sparks
                                       ------------------------------------
                                         Name:  Daniel L. Sparks
                                         Title: Director and Chief Executive
                                                Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment Number 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                          Date


         *                   Director and                       March 11, 2003
________________________     Chief Executive Officer
Daniel L. Sparks


         *
________________________     Director and Vice President        March 11, 2003
Jonathan Sobel


         *
________________________     Director and Vice President        March 11, 2003
Robert J. Christie


         *
________________________     Director and Vice President        March 11, 2003
Peter C. Aberg


         *
________________________     Principal Financial Officer and    March 11, 2003
Howard Altarescu             Principal Accounting Officer



*By: /s/ Daniel L. Sparks
    ----------------------
Name:    Daniel L. Sparks

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 2003.

                     REGISTRATION STATEMENT NO. 333-101904
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                                  EXHIBITS TO
                              AMENDMENT NO. 1 TO
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                  GOLDMAN SACHS ASSET BACKED SECURITIES CORP.
                                  (Depositor)
            (Exact name of registrant as specified in its charter)

          Delaware                                         02-0678069
  (State of incorporation)                              (I.R.S. employer
                                                     identification number)

                                85 BROAD STREET
                           NEW YORK, NEW YORK 10004
                                (212) 902-1000
                  (Address, including zip code, and telephone
             number, including area code of registrant's principal
                              executive offices)
                         ____________________________

                              SAMUEL RAMOS, ESQ.
                                85 BROAD STREET
                           NEW YORK, NEW YORK 10004
                                (212) 902-1000
    (Name, address, including zip code, and telephone number, of agent for service of process)

                                  Copies to:
                             RICHARD KADLICK, ESQ.
                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               Four Times Square
                              New York, NY 10036
                         ____________________________


                                 EXHIBIT INDEX

1.1           Form of Underwriting Agreement.*

3.1           Certificate of Incorporation of Goldman Sachs Asset Backed
              Securities Corp.*

3.2           By-laws of Goldman Sachs Asset Backed Securities Corp.*

4.1.1         Form of Indenture. (Owner Trust, Fixed Rate Notes, Vehicle
              Receivables)*

4.1.2         Form of Indenture. (Owner Trust, Fixed Rate Notes, Vehicle
              Securities)*

4.1.3         Form of Indenture (Dealer Floorplan Securities)*

4.1.4 Form of Indenture between the Trust and the Indenture Trustee (Owner Trust, Student Loan Securities)*

4.1.5 Form of Indenture between the Trust and the Indenture Trustee (Owner Trust, Equipment Securities)*

4.2.1 Form of Pooling and Servicing Agreement. (Grantor Trust, Fixed Rate Certificates, Vehicle Receivables)*

4.2.2         Form of Trust Sale and Servicing Agreement (Dealer Floorplan
              Securities)*

4.2.3 Form of Standard Terms and Conditions of Pooling and Servicing Agreement (Grantor Trust/REMIC, Fixed/Floating Rate Certificates, Manufactured Housing Contracts)*

4.2.4 Form of Standard Terms and Conditions of Pooling and Servicing Agreement (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*

4.2.5 Form of Standard Terms and Conditions of Pooling and Servicing and Reference Agreement (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*

4.2.6 Form of Pooling and Servicing Agreement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*

4.2.7 Form of Loan Sale Agreement among the Seller, the Depositor, the Trust and the Eligible Lender Trustee (Student Loan)*

4.2.8 Form of Servicing Agreement among the Servicer, the Trust and the Eligible Lender Trustee (Student Loan)*

4.2.9 Form of Administration Agreement among the Trust, the Indenture Trustee and the Administrator (Student Loan)*

4.2.10        Form of Pooling and Servicing Agreement. (Equipment)*

4.2.11        Form of Pooling and Servicing Agreement (Dealer Floorplan
              Securities)*

4.2.12        Form of Pooling and Servicing Agreement (Credit Card Securities)*

4.3.1         Form of Administration Agreement (Dealer Floorplan Securities)*

4.3.2 Form of Reference Agreement. (Grantor Trust, Fixed Rate Certificates, Manufactured Housing Contracts)*

4.3.3 Form of Reference Agreement. (Grantor Trust/REMIC, Fixed Rate/Interest Only Certificates, Manufactured Housing Contracts)*

4.3.4 Form of Reference Agreement. (Grantor Trust, Fixed Rate Certificates, Mortgage Loans)*

4.3.5 Form of Reference Agreement. (Grantor Trust/REMIC, Fixed Rate Certificates, Mortgage Loans)*

4.3.6 Form of Reference Agreement. (REMIC, Fixed/Floating Rate Certificates, Mortgage Loans)*

4.4.1         Form of Trust Agreement. (Owner Trust, Vehicle Receivables)*

4.4.2         Form of Trust Agreement. (Owner Trust, Vehicle Securities)*

4.4.3         Form of Trust Agreement. (Grantor Trust, Vehicle Securities)*

4.4.4         Form of Trust Agreement (Dealer Floorplan Securities)*

4.4.5 Form of Deposit Trust Agreement. (Grantor Trust, Fixed Rate/Interest Only Certificates, Mortgage Certificates)*

4.4.6 Form of Trust Agreement among the Depositor, the Seller and the Eligible Lender Trustee (Owner Trust, Student Loan Securities)*

4.4.7 Form of Trust Agreement among the Depositor, the Seller and the Trustee (Owner Trust, Equipment Securities)*

4.4.8         Form of Trust Agreement (Credit Card Securities)*

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to securities offered*

8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters*

10.1.1        Form of Receivables Purchase Agreement (Vehicle Loan Receivables)*

10.1.2        Form of Master Seller's Warranty and Servicing Agreement
              (Mortgage Loans)*

10.2.1 Form of Sale and Servicing Agreement (Owner Trust, Vehicle Loan Receivables)*

23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP.(included in Exhibits 5.1 and 8.1)*

24.1 Powers of Attorney of Directors and Officers of Goldman Sachs Asset Backed Securities Corp. (included in the signature pages to this Registration Statement)*

25.1          Statement of Eligibility and Qualification of Indenture Trustee*

* - Previously filed